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                             ALOETTE COSMETICS, INC.


                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

                                                     STATE OR JURISDICTION OF
                         NAME                              INCORPORATION

         ALOETTE COSMETICS, INC.
         OF DELAWARE                                       Delaware

         ALOETTE INTERNATIONAL, INC.                       Delaware

         ALOETTE REALTY, INC.                              Delaware

         ALOETTE COSMETICS, INC.
         OF PENNSYLVANIA                                   Pennsylvania

         D.D. COSMETIC SALES COMPANY                       Texas

         ALOETTE COSMETICS OF CANADA, INC.                 Canada

         ALOETTE COSMETICS (UK) LTD.                       United Kingdom

         ALOETTE COSMETICS (AUSTRALASIA) LTD.              Australia